EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement No. 333-93921 of Valley Ridge Financial Corp. on Form S-8 of our report dated April 26, 2002, included in this Annual Report on Form 11-K of Valley Ridge Financial Corp. Profit-Sharing and 401(K) Plan for the Year ended December 31, 2001.

/s/	Crowe, Chizek and Company LLP
Crowe, Chizek and Company LLP

Grand Rapids, Michigan
June 25, 2002